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                                                                    Exhibit 3.15

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                    CAPSTAR MEDALLION HOUSTON PARTNERS, L.P.


     The undersigned, desiring to amend the Certificate of Limited Partnership of: CAPSTAR MEDALLION HOUSTON PARTNERS, L.P. pursuant to the provisions of section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the Limited Partnership is: CAPSTAR MEDALLION HOUSTON PARTNERS, L.P..

     SECOND: Article 2 of the Certificate of Limited Partnership shall be amended as follows:

     "2. The address of the Partnership's registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is: The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 24th day of June, 1998.

                                                      /s/ Christopher L. Bennett

                                                      Christopher L. Bennett
                                                  By: General Partner



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    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
 FILED 09:00 AM 09/22/1997
  871315630 - 2798863

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                     CAPSTAR MEDALLION HOUSTON PARTNERS, L.P.

     This Certificate of Limited Partnership of CapStar Medallion Houston Partners, L.P. is duly executed and filed by EquiStar Acquisition Corporation, a Delaware corporation, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. Section 17-101 et. seq.).

     1. The name of the limited partnership formed hereby is CapStar Medallion Houston Partners, L.P. the partnership ").

     2. The address of the registered office of the Partnership in the State of Delaware is 15 East North Street, Dover, Delaware 19901. The Partnership's registered agent at that address is United Corporate Services, Inc.

     3. The name and mailing address of the general partner is:

                EquiStar Acquisition Corporation
                1010 Wisconsin Avenue N.W., Suite 650
                Washington, D.C. 20007

     IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has caused this Certificate of Limited Partnership to be duly executed by its authorized officer who affirms that the facts set forth herein are true under the penalties of perjury this 15th day of September, 1997.

                                               EquiStar Acquisition Corporation


                                                   /s/ John E. Plunket
                                               By:_____________________________
                                               Name:  John E. Plunket
                                               Title: Vice President